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                                   854923109
                                 (CUSIP NUMBER)


                                                                       EXHIBIT 1
                                                                       ---------

                     IDENTIFICATION OF MEMBERS OF THE GROUP
                     --------------------------------------


1.       Gotel Investments Ltd.
2.       Global Investment Trust
3.       Intertrust (Guernsey) Limited

         Intertrust (Guernsey) Limited is the trustee of the Global Investment Trust, which owns all of the issued and outstanding capital stock of Gotel Investments Ltd.